SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 17, 1998



                              Computone Corporation
                  -------------------------------------------
             (Exact name of registrant as specified in its charter)




   Delaware                    0-16172                 23-2472952
---------------               ----------             --------------
(State or other              (Commission            (I.R.S. Employer
 jurisdiction of             File Number)          Identification No.)
 incorporation)



1060 Windward Ridge Parkway, Suite 100, Alpharetta, Georgia   30005
-----------------------------------------------------------   ------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (770) 625-0000



                                       N/A
                   ------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

                  Registrant was unable to file its Form 10-KSB Annual Report for Registrant's fiscal year ended April 3, 1998 by the scheduled due date of July 2, 1998 for the reasons indicated in Registrant's Form 12b-25 as filed with the Securities and Exchange Commission (the "Commission") on July 2, 1998 and to which reference is hereby made. Based upon discussions with Registrant's auditors, BDO Seidman LLP, and the current status of the audit of Registrant's financial statements for its fiscal year ended April 3, 1998, Registrant currently estimates that it will file its Form 10-KSB for its fiscal year ended April 3, 1998 on or about August 7, 1998. Registrant currently anticipates that the opinion of BDO Seidman LLP to be included in Registrant's Form 10-KSB for its fiscal year ended April 3, 1998 will contain a "going concern" qualification.

                  On November 21, 1996, the Commission issued a Formal Order of Private Investigation relating to Registrant. Since that date, certain former and current officers of Registrant have testified in the investigation. On June 22, 1998, Registrant was advised by the staff of the Commission's Atlanta District Office (the "Staff") of the Staff's intention to recommend an enforcement action against Registrant for alleged violations of the federal securities laws. Specifically, the Staff intends to recommend the filing of a complaint in federal court seeking a permanent injunction against Registrant for violating Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a), 13 (b) (2)(A), 13(b) (2)(B) and 13(b)(5) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-13 and 13b2-1 thereunder. The alleged violations arise from Registrant's reporting of certain revenues in violation of generally accepted accounting principles in periodic filings made by Registrant for the following fiscal periods: Form 10-KSB Annual Reports for the fiscal years ended April 7, 1995, April 5, 1996 and April 4, 1997 and Form 10-QSB Quarterly Reports for the fiscal quarters ended October 1, 1993, January 7, 1994, July 1, 1994, October 7, 1994, January 6, 1995, July 7, 1995, October 6,
1995, July 5, 1996, July 3, 1997 and October 3, 1997.

         Registrant has advised the Staff of Registrant's intention to negotiate a mutually acceptable settlement of this matter.

                  Since Registrant's Annual Meeting of Stockholders on November 25, 1997, the following changes have occurred in Registrant's Board of Directors and executive officers:

                  (a) On December 1, 1997, William C. Lovely, a director of Registrant since 1993, resigned as a director of Registrant.

                  (b) On April 30, 1998, Thomas J. Anderson, President of Registrant since November 3, 1992, Chief Executive Officer of Registrant since April 25, 1996 and a director of Registrant since 1993, resigned as the President, the Chief Executive, an employee and a director of Registrant.

                  (c) On April 27, 1998, John D. Freitag, Chairman of the Board and Chief Executive Officer of Registrant from November 3, 1992 to April 25, 1996 and a director of Registrant since 1992, was appointed Acting President and Chief Executive Officer of


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Registrant effective April 30, 1998 pending the retention of a permanent new
President and Chief Executive Officer of Registrant.

                  (d) On July 27, 1998, Gregory A. Alba, Vice President, Finance and Administration, and Chief Financial Officer of Registrant since April 1996 and Controller of Registrant for 20 months prior thereto, resigned as Vice President, Finance and Administration, Chief Financial Officer and an employee of Registrant. Registrant has entered into a consulting arrangement with Mr. Alba pursuant to which Mr. Alba will provide assistance to Registrant's management and independent auditors pending the filing of Registrant's Form 10-KSB Annual Report for its fiscal year ended April 3, 1998.

                  (e) On July 27, 1998, Registrant appointed Greg Roseberry, the Controller of Registrant since April 1996, Acting Chief Financial Officer of Registrant pending the retention of a permanent new Chief Financial Officer of Registrant.

                  (f) On July 31, 1998, Registrant appointed Perry S. Pickerign as President, Chief Executive Officer and a director of Registrant effective as of August 1, 1998. Mr. Pickerign has been a self-employed consultant since September 1997, was Director of Marketing for Comtrol Corporation from June 1993 to September 1997, was a strategic planning and marketing consultant for Home Builders International from June 1992 to June 1993 and previously held management positions with ITT Financial Services and 3M Company.

                  (g) On July 31, 1998, Joel Weber, a founder of Registrant, was appointed as a director of Registrant. Mr. Weber has been a self-employed consultant since 1994; was a Vice President of Step 1 Systems Corporation from 1991 to 1994 and was Vice President and Chief Scientist of Registrant from 1987 to 1991.

                  On July 16, 1998, Registrant's Board of Directors approved a modification of Registrant's revenue recognition policy to be effective beginning with the fourth quarter of fiscal 1998. The modification will result in the deferral of recognition of revenue on sales to all customers who are not the ultimate end user of Registrant's products until such time as the product has been sold through to an end user and further assuming that no other uncertainties exist which would otherwise preclude revenue recognition.

                  Registrant has appointed an Audit Committee of Registrant's Board of Directors, the members of which are Joel Weber, John D. Freitag and Richard A. Hansen, a director of Registrant since 1992 and Chairman of Registrant's Board of Directors since April 25, 1996.

                  On July 22, 1998, Registrant was notified by The Nasdaq Stock Market, Inc. that effective July 29, 1998 Registrant's Common Stock would be delisted from the Nasdaq SmallCap Market because of Registrant's failure to make a timely filing of Registrant's Form 10-KSB Annual Report for Registrant's fiscal year ended April 3, 1998. On July 27, 1998, Registrant filed an appeal with The Nasdaq Stock Market, Inc., and the appeal is currently pending.



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                  On June 5, 1998, Registrant entered into an Agreement and Plan of Reorganization (the "Agreement") with Ladia Communications Technologies,
Inc., a newly formed subsidiary of Registrant ("LCTI"), New Computone Corporation, a newly formed subsidiary of Registrant ("Newco"), Ladia, L.L.C., a Massachusetts limited liability company ("Ladia") and the members of Ladia. A copy of the Agreement is included as Exhibit 1 to this Form 8-K Report and reference is made to such exhibit for a full statement of the terms and conditions of the transactions contemplated by the Agreement. In summary, the Agreement provides that the current holders of Registrant's Common Stock and the current members of Ladia will become stockholders of LCTI and Registrant and Ladia will be subsidiaries of LCTI. The Agreement provides that the current members of Ladia and the holders of approximately $250,000 of debt owed by Ladia would initially receive approximately 430,000 shares of LCTI Common Stock and, subject to the satisfaction of certain specified criteria relating to Ladia financial performance through April 30, 1999, could receive up to 8.1 million additional shares of LCTI Common Stock.

                  A copy of Registrant's June 9, 1998 press release relating to the execution of the Agreement is included as Exhibit 2 to this Form 8-K Report.

                  Registrant and Ladia are currently renegotiating certain terms of the Agreement. Registrant cannot currently predict when the renegotiation of the Agreement will be completed or when the transactions contemplated by the Agreement will be consummated.


Item 7.  Financial Statements and Exhibits.

                  (a) Financial statements of businesses acquired:

                      Not applicable.



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                  (b) Pro forma financial information:

                      Not applicable.

                  (c) Exhibits:

                      1. Agreement and Plan of Reorganization dated
                         as of June 5, 1998 by and among Computone
                         Corporation, Ladia Communications
                         Technologies, Inc., New Computone
                         Corporation, Ladia, L.L.C. and the members of Ladia, L.L.C.

                      2. June 9, 1998 press release issued by Computone
                         Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COMPUTONE CORPORATION


Date: August 3, 1998                         By: /s/ Greg Roseberry
                                                 ---------------------------
                                                 Greg Roseberry,
                                                 Acting Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit Number                          Description
--------------                          -----------
    1 Agreement and Plan of Reorganization dated as of June 5, 1998 by and among Computone Corporation, Ladia Communications Technologies, Inc., New Computone Corporation, Ladia, L.L.C. and the mem-bers of Ladia, L.L.C.

    2 June 9, 1998 press release issued by Computone Cor-poration.